UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 3, 2010

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

One Michael Owens Way Perrysburg, Ohio	43551-2999
(Address of principal executive offices)	(Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                          REGULATION FD

On May 3, 2010, Owens-Brockway Glass Container Inc., our indirect wholly owned subsidiary, announced that it intends to offer, subject to market and other conditions, exchangeable senior notes in a private offering.  A copy of the press release is attached as Exhibit 99.1.

On May 4, 2010, Owens-Brockway Glass Container Inc., our indirect wholly owned subsidiary, announced the pricing of its offering of $600 million aggregate principal amount of 3.00% Exchangeable Senior Notes due 2015 in a private offering. A copy of the press release is attached as Exhibit 99.2.

Item 9.01.                                          Financial Statements and Exhibits

(d)                                                                               Exhibits.

Exhibit
No.	Description

99.1	Press Release dated May 3, 2010 of Owens-Brockway Glass Container Inc. announcing private offering of exchangeable senior notes.

99.2	Press Release dated May 4, 2010 of Owens-Brockway Glass Container Inc. announcing pricing of private offering of exchangeable senior notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: May 4, 2010	By:	/s/ Edward C. White
	Name:	Edward C. White
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release dated May 3, 2010 of Owens-Brockway Glass Container Inc. announcing private offering of exchangeable senior notes.

99.2	Press Release dated May 4, 2010 of Owens-Brockway Glass Container Inc. announcing pricing of private offering of exchangeable senior notes.